Exhibit 10.2
EXECUTION

LIMITED LIABILITY COMPANY AGREEMENT
OF
CBW 2020, LLC
A Delaware Limited Liability Company

Dated as of March 19, 2020

THIS LIMITED LIABILITY COMPANY AGREEMENT OF CBW 2020, LLC, a Delaware limited liability company (the “Company”), is made as of the 19th day of March, 2020 (the “Effective Date”), by and among CBW MM 2020, LLC (“CLNY”), Blackwells Capital, LLC (“BW”), and any other Person admitted to the Company after the date hereof (the “Additional Members,” and with CLNY and BW, collectively, the “Members”), and the Company. Capitalized terms used in this Agreement are defined in Section 11; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; and references to a “Section” or a “Subsection” are, unless otherwise specified, to a Section or a Subsection of this Agreement.
R E C I T A L S:

A.
The Company was formed as a limited liability company on March 19, 2020, pursuant to the Act by Carol Mayers, acting as the sole organizer, by the filing of a Certificate of Formation for the Company with the Secretary of State of the State of Delaware;

B.
As required by and in accordance with Section 3.1(a), (i) CLNY may contribute to the Company cash and/or shares of Colony Capital, Inc. class A common stock, par value $0.01 (“CLNY Stock”), in the aggregate amount of up to $13.23 million and (ii) BW may contribute to the Company up to $1.47 million in cash; and

C.
The Members desire to enter into this Agreement to constitute themselves and continue the Company as a limited liability company for the purposes and on the terms and subject to the conditions set forth herein.

W I T N E S S E T H:
For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:
1.ORGANIZATION.
1.1.    Formation. The Members have formed and agree to continue the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act, as amended (the “Act”), upon the terms and subject to the conditions set forth in this Agreement, as amended from time to time. The rights and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise expressly provided herein or in the Certificate of Formation. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.
1.2.    Name. The name of the Company shall be “CBW 2020, LLC”.
1.3.    Purpose. The Company is a holding company formed for the limited purpose of engaging in the following activities, unless otherwise agreed by the Members:

(a)    to acquire, own, hold, sell, Transfer, dispose of or otherwise deal with CLNY Stock (or any stock or other assets received in respect of CLNY Stock as a result of corporate action of Colony Capital, Inc. applicable to all holders of CLNY stock or any successor securities) in accordance with the terms of this Agreement (the “Purpose”); and
(b)    to engage in any lawful act or activity that a limited liability company organized under the laws of the State of Delaware is permitted to engage in, to the extent incidental, necessary, convenient or advisable for the accomplishment of the Purpose.
1.4.    Documents. The Managing Member, or anyone designated by the Managing Member, is hereby authorized to execute any necessary amendments and/or restatements of the Certificate of Formation in accordance with this Agreement and the Act and cause the same to be filed in the office of the Secretary of State of the State of Delaware. The Company shall promptly execute and duly file with the proper offices in each state or jurisdiction in which the Company may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Company may lawfully conduct the business, purposes and activities herein authorized in each such state and take any other action or measures necessary in such state or states for the Company to conduct such activities. The Company shall promptly deliver copies of any such filing or document to BW.
1.5.    Principal Office. The principal place of business and office of the Company shall be at 515 Flower Street, 44th Floor, Los Angeles, California 90071 or at such other place or places as may be designated by the Managing Member. The Managing Member shall be responsible for maintaining at the Company’s principal place of business those books and records required by the Delaware Act to be maintained there.
1.6.    Registered Office. The name of the Company’s registered agent for service of process shall be the Corporation Service Company and the address of the Company’s registered agent and the address of the Company’s registered office in the State of Delaware shall be 251 Little Falls Drive, Wilmington, Delaware 19808. The registered agent and the registered office of the Company may be changed from time to time by the Managing Member.
1.7.    Partnership Tax Classification. Neither the Company nor any Member shall elect to treat the Company as a corporation under Treasury Regulation Section 301.7701-3(c) (or any corresponding applicable provisions of state or local law) or take any other action that is inconsistent with the foregoing, unless such election or action is approved by both the Managing Member and BW.
1.8.    Certificates. Ownership of equity interests in the Company may, but need not, be evidenced by certificates similar to customary stock certificates. As of the date hereof, the equity interests are uncertificated, but the Managing Member, with the prior written consent of BW, may determine to certificate all or any equity interests at any time by resolution thereof; provided that no such decision to certificate the equity interests may adversely and disproportionately affect a Member. In such event, the Managing Member shall prescribe the forms of certificates to be issued by the Company including the forms of legends to be affixed thereto. Any such certificate shall be delivered by the Company to the applicable Member. Certificates evidencing equity interests will provide that they are governed by Article 8 of the Uniform Commercial Code. Certificates need not bear a seal of the Company but shall be signed by the Managing Member or any other Person authorized by the Managing Member to sign such certificates who shall certify the equity interests represented by such certificate. Books and records reflecting the record ownership of the equity interests shall be kept by the Managing Member. The Managing Member may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company against any and all losses or claims that may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed. Each certificate shall bear a legend on the reverse side thereof substantially in the following form in addition to any other legend required by law or by agreement with the Company:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUESTED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).
THIS SECURITY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF MARCH 19, 2020 (AS FURTHER AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.
2.    MEMBERS.
2.1.    Members.
(a)    Each Person listed on Schedule A hereto is hereby admitted as a Member as of the Effective Date. Schedule A shall be amended from time to time to reflect the admission of any Member or the removal, expulsion, retirement or death of any Member or the receipt by the Company of notice of any change of the name of a Member. Schedule A shall serve as the Company’s equity interest ledger and will list all record holders and the Percentage Interest held thereby. The Company will update Schedule A as equity interests are created, issued, forfeited or Transferred from time to time, and the Company will furnish each Member with an updated Schedule A as soon as reasonably practicable upon written request by such Member or upon any changes to Schedule

A. Any modification to Schedule A for the foregoing reasons shall not require consent or approval from any of the Members.
(b)    Additional Members. In addition to the Persons listed on Schedule A, the following Persons shall be deemed to be Members and shall be admitted as Members without any further action by the Company, the Managing Member or any Member: (i) any Person to whom a Percentage Interest is Transferred by a Member so long as such Transfer is made in compliance with this Agreement and (ii) any Person to whom the Company issues an equity interest after the Effective Date in compliance with this Agreement.
(c)    Cessation of Members. Any Person admitted or deemed admitted as a Member pursuant to Section 2.1(a) or Section 2.1(b) shall cease to have the rights of a Member under this Agreement at such time that such Person is no longer a record owner of any equity interest (except as provided under Section 8, which rights shall not cease), but such Person shall remain bound by all of the provisions of this Agreement except those, if any, that expressly terminate upon cessation of being a Member.
(d)    Voting Rights. The equity interests of the Company shall be non-voting.
2.2.    Limitation on Liability of Members. Except as otherwise contemplated herein, no Member, any Affiliate of such Member, or any officer, director, manager, member, stockholder, partner or employee of such Member, such Affiliate of such Member (collectively, “Related Persons”) shall be liable, responsible or accountable, whether directly or indirectly, in contract or tort or otherwise, to the Company or to any other Member for any Damages asserted against, suffered or incurred by the Company or such other Member arising out of, relating to or in connection with any act or failure to act by such Related Person pursuant to this Agreement or otherwise with respect to the business and affairs of the Company except Damages resulting from acts or omissions of such Related Person which (x) were taken or omitted in bad faith or in breach of its fiduciary duties pursuant to the terms of this Agreement or (y) constituted intentional misconduct, fraud or gross negligence; provided, that the Member affiliated with such Related Person, and not the Related Person, shall be responsible for any such Damages. No Related Person shall be liable to the Company or any other Member for any action taken or omitted to be taken by any other Member. Any Related Person may consult with counsel, accountants and other professional advisors in respect of the affairs of the Company and each Related Person shall be deemed not to have acted in bad faith or to have engaged in intentional misconduct with respect to any action or failure to act and shall be fully protected and justified in so acting or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel, accountants or other professional advisors, except for actions or failures to act by such Related Person which constitute a knowing violation of law. Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. Except as otherwise expressly provided in the Act or in this Agreement, the liability of each Member hereunder shall be limited to the amount of Capital Contributions, if any, required to be made by such Member to the Company in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.
3.    CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.
3.1.    Capital Contributions.
(a)    The committed Capital Contribution of each Member as of the Effective Date is set forth on Schedule A hereto. BW’s Capital Contributions pursuant to this Section 3.1(a) shall be in cash in United States Dollars and CLNY’s Capital Contributions pursuant to this Section 3.1(a) shall be in (x) cash in United States Dollars, (y) shares of CLNY Stock, or (z) a mix of cash in United States Dollars and shares of CLNY Stock, determined in CLNY’s sole discretion; provided, that CLNY shall contribute not less than four million shares of CLNY Stock as part of its Capital Contribution. Each Party’s cash Capital Contribution shall be funded to the Company not more two (2) Business Days following such Party’s receipt of written notice from the Managing Member that the Company’s bank account has been opened and CLNY's contribution of shares of CLNY Stock shall transferred to the Company not more three (3) Business Days following CLNY’s receipt of written notice from the Managing Member that the Company’s brokerage account has been opened. The Managing Member shall use its commercially reasonable efforts to open the Company’s bank account and brokerage account as promptly as possible following the date hereof. The Managing Member shall provide the written notices referenced above to Member’s no later than one (1) Business Day following the opening of the Company’s bank account and brokerage account. Following any Capital Contribution of cash pursuant to this Section 3.1(a), as soon as reasonably practicable and as permitted by applicable law or regulation, the Managing Member shall use such Capital Contribution to purchase CLNY Stock on the open market. Any Capital Contribution in the form of CLNY Stock shall be valued at $1.47 per share (the “Contribution Value”).
(b)    From time to time after the date hereof, the Managing Member may issue a capital call notice (each, a “Payment Notice”) at such time, in such amount, and on such other terms, in each case, as are determined by the Managing Member to be necessary to fund any organizational or operating expenses of the Company, including but not limited to legal, administrative and accounting costs; provided, that all such required Capital Contributions shall be made pro rata (based on each Member’s Percentage Interest). All Capital Contributions pursuant to this Section 3.1(b) shall be in cash in United States Dollars.
(c)    All Capital Contributions must be made by each Member to the Company in accordance with the payment instructions included in the applicable Payment Notice and must be received by the Company no later than the close of business on the third (3rd) Business Day following the date of such Member’s receipt of any such Payment Notice.
(d)    Except as contemplated by this Section 3.1 and Section 9.1, no Capital Contributions shall be required by any Member.
3.2.    Capital Accounts.

(a)    There shall be established and maintained throughout the full term of the Company in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv) for each Member, a capital account (a “Capital Account”). The initial balance of the Capital Account of each Member shall be the amount or value, as set forth opposite such Member’s name in Schedule A hereto under the column entitled “Capital Contributions”. The Capital Account of each Member shall be increased by (i) any additional Capital Contributions made by such Member and (ii) such Member’s allocable share of the Company’s Net Income for each fiscal year. The Capital Account of each Member shall be decreased by (i) the dollar amount of any distributions made to such Member, (ii) the Fair Market Value of any property distributed to such Member (net of any liabilities to which such property is subject); provided that in the case of CLNY Stock, Fair Market Value shall be deemed to be the Distribution Value, and (iii) such Member’s allocable share of the Company’s Net Loss for each fiscal year.
(b)    In addition to the adjustments specified by Section 3.2(a), each Member’s Capital Account shall also be adjusted for any other increases or decreases required to be made to Capital Accounts in accordance with Section 704 of the Code and with the Treasury Regulations promulgated thereunder.
3.3.    Tax Allocations.
(a)    Net Income and Net Losses for any taxable period of the Company shall be allocated among the Members’ respective Capital Accounts in a manner as to cause the Capital Accounts of the Members (as adjusted through the end of the taxable period) to equal, as nearly as possible, the amount such Members would receive in a hypothetical liquidation of the Company pursuant to Section 9.1(d)(iii). For U.S. federal (and applicable state and local) income tax purposes, each item of Company income, gain, loss or deduction shall be allocated among the Members in the same manner and in the same proportion that the corresponding book items have been allocated among the Members’ respective Capital Accounts. This provision is intended to comply with Treasury Regulation section 1.704-1(b) and shall be interpreted and applied in a manner consistent therewith (and in furtherance of the foregoing, this Agreement shall be deemed to include a qualified income offset and minimum gain chargeback as provided therein). The Managing Member shall be authorized to make appropriate amendments to the allocations of items pursuant to this Agreement (i) in order to comply with Section 704 of the Code or the Treasury Regulations thereunder or (ii) to allocate profits and losses (and items thereof) to those Members who bear the economic burden or benefit associated therewith, in each case, if advised by independent tax advisors that such action is required.
(b)    In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed (or deemed contributed for federal income tax purposes) to the capital of the Company, solely for tax purposes shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution. If the book value of any asset of the Company is revalued pursuant to the Treasury Regulations promulgated under Section 704(c) of the Code, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its carrying value (as so revalued) in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.
3.4.    Treatment of Capital Contributions. No Member shall be entitled to interest on its Capital Contributions nor shall any Member be entitled to demand the return of all or any part of such Capital Contributions to the capital of the Company.
3.5.    Not Liable for Return of Capital. No Member or any of its Related Persons shall be personally liable for the return of the Capital Contributions of any other Member or any portion thereof, and such return shall be made solely from available Company Assets, if any, from which the Capital Contribution was made and shall be subtracted from the account or accounts from which the Capital Contribution was made.
3.6.    Capital Contribution Default. If any Member shall fail to timely make a Capital Contribution required pursuant to Section 3.1(b) (a “Default”), the Managing Member shall send a notice to such Member, and such Member shall have five (5) Business Days from the receipt of such notice to cure such Default. If such Default is not cured within such five (5) Business Day period, the other Member shall, in addition to all other remedies at law or equity, have the right, but not the obligation, to fund the amount of such Default, which funding shall be treated as a loan from such other Member to the Company and shall be payable in priority to distributions to the defaulting Member and shall bear interest at a rate equal to the Prime Rate plus twelve percent (12%) from the date of the relevant Default paid until repaid.
3.7.    Benefits of Agreement. Except as set forth in Section 8.1, nothing in this Agreement, and, without limiting the generality of the foregoing, in this Section 3, expressed or implied, is intended or shall be construed to give to any creditor of the Company or to any creditor of any Member or any other Person or entity whatsoever, other than the Company, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Members and the Company.
4.    DISTRIBUTIONS.
4.1.    Distributions.
(a)    On at least a quarterly basis, or more frequently as determined in the sole discretion of the Managing Member, the Managing Member shall cause the Company to distribute all Available Cash, in the following order of priority:
(i)    First, 90% to CLNY and 10% to BW until the later of (A) CLNY and BW shall have each received aggregate distributions equal to an amount that would provide it with an IRR equal to 10%, and (B) solely if there has been an Early Termination, CLNY shall have received aggregate distributions equal to 125% of CLNY’s aggregate Capital Contributions;

(ii)    Thereafter, 66.7% to CLNY and 33.3% to BW until CLNY and BW shall have each received aggregate distributions equal to an amount that would provide it with an IRR equal to 15%;
(iii)    Thereafter, 33.3% to CLNY and 66.7% to BW until CLNY and BW shall have each received aggregate distributions equal to an amount that would provide it with an IRR equal to 20%; and
(iv)    Thereafter, 10% to CLNY and 90% to BW.
(b)    Managing Member shall have the option, in its sole discretion, to distribute to BW either (i) cash, (ii) CLNY Stock, or (iii) a mix of cash and CLNY Stock. In the event that the Managing Member elects to distribute CLNY Stock to BW, such CLNY Stock shall be deemed to have a value equal to the arithmetic average of the TWAP of CLNY Stock for the five (5) trading days immediately prior to the date of distribution to BW. In the event the Managing Member elects to distribute CLNY Stock to BW and BW is unable to sell such CLNY Stock and achieve liquidity within a reasonable period of time, BW and CLNY and its Affiliates shall discuss in good faith alternatives for BW to achieve such liquidity.
(c)    In the event that CLNY Stock is distributed to BW, Colony Capital, Inc. shall (and CLNY shall cause Colony Capital, Inc. to) prepare and, as soon as practicable but in no event later than the date which is ten (10) Business Days after the date of the distribution, file with the SEC a registration statement covering the resale of all of the shares of CLNY Stock distributed to BW (the “Registration Statement”) and use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the date the shares are distributed to BW. Colony Capital, Inc. shall (and CLNY shall cause Colony Capital, Inc. to) use its reasonable best efforts to cause such Registration Statement to remain effective until the earlier of (i) the date that shares of CLNY Stock registered thereunder are sold by BW and (ii) the date that the shares of CLNY Stock registered thereunder can be freely sold by BW pursuant to Rule 144 without restriction or limitation.
4.2.    Withholding. The Company is hereby authorized to withhold from any distribution to any Member and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to federal, state, local or foreign law. All amounts required to be withheld pursuant to federal, state, local or foreign tax laws shall be treated as amounts actually distributed to the affected Members for all purposes under this Agreement. In the event that the Company determines in good faith that any amounts are required to be withheld pursuant to federal, state, local or foreign tax laws, the Company shall promptly notify the Members in writing of its intention to withhold. Within fifteen (15) days of receiving such notice from the Company, a Member may notify the Company in writing of its election to contest the basis for such withholding and the rationale for such contest (including an opinion of counsel that such withholding should not be required). If the Company agrees that such determination is reasonable, subject to receipt from such Member (or, if the Company believes that such Member is not credit-worthy, another credit-worthy party reasonably acceptable to the Company) of an agreement in a form reasonably acceptable to the Company to indemnify, defend and hold harmless the Company, the responsible withholding agent and the other Members, as appropriate, against all taxes, interest, penalties, claims, liabilities and expenses of whatever nature payable to a taxing authority as a result of such obligation to withhold and to pay over any such withholding to the applicable taxing authority, the Company shall not withhold any amounts from the distribution to such Member.
5.    MANAGEMENT.
5.1.    The Managing Member. The Managing Member shall have the exclusive right and power to manage and operate the Company and to do all things necessary to carry on the business of the Company in accordance with this Agreement and the Act. The Managing Member shall devote so much of its time to the business of the Company as in its judgment the conduct of the Company’s business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Company not expressly set forth herein. The Managing Member may engage in business ventures of any nature and description independently or with others and neither the Company nor any of its Members shall have any rights in and to such independent ventures or the income or profits derived therefrom.
5.2.    Authority of the Managing Member.
(a)    Subject to the provisions of this Agreement and the Act, the Managing Member is specifically authorized and empowered, on behalf of the Company without any further consent of any other Member, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing Member, in pursuance of the Purpose, including, without limitation, the following:
(i)    entering into, making and performing contracts, agreements and other undertakings binding upon the Company that may be necessary, appropriate or advisable in furtherance of the Purpose and making all decisions and waivers thereunder;
(ii)    opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;
(iii)    purchasing CLNY Stock pursuant to the terms of this Agreement;
(iv)    maintaining the assets of the Company in good order;
(v)    collecting sums due the Company;
(vi)    to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;
(vii)    selecting, removing and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;
(viii)    obtaining insurance for the Company;

(ix)    determining distributions of the Company in cash and other property solely as provided in Section 4; and
(x)    doing and performing any and all other acts as may be necessary or appropriate to the conduct of the Company’s business.
(b)    The decisions made by the Managing Member may be implemented through any Member, any officer of the Company or any other Person selected by the Members. The Company shall not have any “managers” within the meaning of Section 18-101(9) of the Act.
(c)    The Managing Member hereby ratifies the adoption of the regulations attached to this Agreement as Schedule B authorizing certain officers to act on behalf of the Company, all as more particularly described in Schedule B. The officers shall have full authority to manage the day-to-day operations of the Company. No officer of the Company shall be entitled to any compensation for his or her service as an officer of the Company.
(d)    CLNY (the “Managing Member”) is hereby appointed as the “managing member” of the Company.
5.3.    Authority.
(a)    The Managing Member has authority to bind the Company, by execution of documents or otherwise, to any obligation not inconsistent with the provisions of this Agreement. The Managing Member may contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Managing Member, perform any acts or services for the Company as the Managing Member may approve and the Managing Member shall use reasonable care in the selection and retention of such Persons.
(b)    Each Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.
5.4.    Partnership Representative. The Managing Member is hereby designated as the “partnership representative” within the meaning of Section 6223 of the Code (and, as applicable, in any similar capacity under state or local tax law) (the “Partnership Representative”) and to represent the Company in any tax audit, examination or investigation of the Company by any taxing authority or any other tax-related administrative or judicial proceeding with respect to the Company (any such proceeding, a “Tax Proceeding”). The Partnership Representative shall be authorized to take any actions necessary with respect to any Tax Proceeding and to make any decisions and elections relating thereto in its sole discretion; provided, that (i) BW shall be entitled to fully participate in any Tax Proceeding reasonably expected to materially disproportionately affect BW and (ii) the Company shall not settle or otherwise resolve any such Tax Proceeding that materially disproportionately affects BW without BW’s consent (not to be unreasonably withheld, conditioned or delayed). Each Member shall reasonably cooperate with the Partnership Representative to give effect to the requirements of and elections made by the Partnership Representative and provide such information as the Partnership Representative may reasonably request, including any information necessary to reduce the amount of any resulting tax imposed on the Company. If, for any reason, the Company is liable for a tax, interest, addition to tax or penalty, each person who was a Member during the taxable year of the Company that was audited shall be responsible for its share of such liability based on the amount each such Member should have borne had the Company’s tax return for such taxable year reflected the audit adjustment, and the expense for the Company’s payment of such tax, interest, addition to tax and penalty shall be specially allocated to such Member(s) in such proportions. The provisions of this Section 5.4 and the obligations of each Member thereunder shall survive a Member’s ceasing to be a Member of the Company and will remain binding for the period of time necessary to resolve any Tax Proceedings. The Partnership Representative shall be authorized to appoint a designated individual who shall have the same rights, obligations, and limitations of the Partnership Representative.
5.5.    Tax Matters. By executing this Agreement, each of the Members hereby consents to any election made by the Managing Member for the Company to be treated as a partnership for federal, state and local income tax purposes. The Managing Member shall have the sole and exclusive authority to make any elections on behalf of the Company required or permitted to be made for tax purposes (including an election pursuant to Section 754 of the Code) and make any other tax-related decisions with respect to the Company, in each case, as determined by the Managing Member; provided that any such tax decision that materially disproportionately affects BW shall be subject to the consent of BW (such consent not to be unreasonably withheld, conditioned or delayed). Each Member shall furnish to the Company all pertinent information in its possession that is necessary to enable the Company to make any such tax election or other actions and for the Company’s tax returns to be prepared and filed.
5.6.    Other Activities of the Members and Related Persons.
(a)    Each Member expressly agrees that the other Members and all Related Persons may engage independently, with each other or with others, for their own accounts and for the accounts of others, in other business ventures and activities of every nature and description, whether such ventures are competitive with the business of the Company or otherwise. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement in and to such independent ventures and activities or the income or profits derived by any other Member or Related Person therefrom.
(b)    Subject to Section 5.9(h), the Company may, from time to time, engage third parties to render services to the Company on such terms and for such compensation as the Managing Member may reasonably determine, including, without limitation, attorneys, investment consultants, brokers or finders, independent auditors and printers. Such third parties may be Affiliates of any Member. Persons retained or engaged by the Company may also be engaged or retained by and act on behalf of one or more Members or any of their respective Affiliates. The Managing Member shall keep BW reasonably informed of the engagement of any such service provider.
5.7.    Compensation and Reimbursement of Members. The Managing Member shall not be compensated for its services as the Managing Member of the Company. The Company shall reimburse the Managing Member on a current basis for its out-of-pocket expenditures made on behalf of the Company upon submission to the Company of reasonably detailed evidence of such expenditures. All reimbursements for out-of-pocket expenditures shall be reasonable in amount and in the advancement of the Purpose. Any out-of-pocket expenditure made by the Managing Member and eligible for reimbursement pursuant to this Section 5.7 shall not be treated as a Capital Contribution and any reimbursement of such expenditure shall not be treated as a Company distribution to the Members.
5.8.    Members to Have No Managerial Authority. Except as expressly set forth in this Agreement or otherwise delegated to a Member by the Managing Member or as required by applicable law, the Members will have no power to participate in the management of the Company except as expressly authorized by this Agreement and except as expressly required by the Act. Unless expressly and duly authorized in writing to do so by the Managing Member, no Member (other than the Managing Member) will have any power or authority to bind or act on behalf of the Company in any way to pledge its credit or to render it liable for any purpose.
5.9.    Approval Rights. Notwithstanding any other provision of this Agreement, the Managing Member shall not, without the prior written consent of BW, cause the Company to take any of the following actions:
(a)    commence or consent to any bankruptcy proceeding;
(b)    create, authorize or issue any additional equity interests or admit any additional Members except as expressly provided for herein;
(c)    purchase, redeem or otherwise acquire any equity interests in the Company;
(d)    prior to the dissolution of the Company in accordance with Article 9, sell, assign or exchange (whether by sale or exchange of assets, sale or exchange of equity interests, merger or other business combination) any Company Assets or equity interests of the Company, other than purchases of CLNY Stock as provided for herein;
(e)    acquire any Company Asset other than CLNY Stock (or any other stock or assets received in respect of CLNY Stock as a result of corporate action of Colony Capital, Inc. applicable to all holders of CLNY stock or any successor securities) as provided for herein;
(f)    change the Purpose or engage in any activities other than the Purpose;
(g)    take any action which would cause the Company to become an entity other than a Delaware limited liability company that is treated as a “pass-through” entity for federal income tax purposes;
(h)    incurring any debt or other liability or entry of any agreement between the Company (on one hand) and a Member or any of its Related Persons (on the other hand), other than expenses incurred in the ordinary course of business on arm’s length terms; or
(i)    consent or otherwise commit or agree to any of the foregoing.

6.    BOOKS, RECORDS, ACCOUNTING AND REPORTS.
6.1.    Books and Records. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Company. Such books and records of account shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Members. Each Member or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Company’s office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Company.
6.2.    Bank Accounts. Funds of the Company shall be deposited in a Company account in the bank or banks as selected by the Managing Member. Withdrawals from bank accounts shall only be made by the Managing Member, officers of the Company, or such other parties as may be approved by the Managing Member.
7.    TRANSFER OF INTERESTS.
7.1.    Restrictions on Transfers.
(a)    No Member may sell, transfer, assign, hypothecate, pledge or otherwise dispose of or encumber (each, a “Transfer”) all or any part of such Member’s interest (including any rights or obligations under this Agreement, or any Percentage Interest) in the Company and no interest, claim or charge therein or thereto shall be Transferred, in each case, without the prior written consent of each other Member; provided that, subject to compliance with Section 7.1(b), any Member (a “Transferor”) shall be entitled to Transfer its equity interests (including any rights or obligations under this Agreement, or any Percentage Interest) in the Company to an Affiliate of such Member, so long as such Transferee signs a joinder agreement that contains the representations and warranties set forth in Section 10. Any direct or indirect Transfer of any securities in BW shall be deemed a Transfer of BW’s Percentage Interest for purposes of this Section 7 unless Mr. Jason Aintabi retains, directly or indirectly, full beneficial and economic ownership of, and maintains sole control of, BW’s Percentage Interest. Each Member and each permitted Transferee thereof hereby agrees that it will not effect any Transfer of all or any part of such Member’s interest (including any rights or obligations under this Agreement, or any Percentage Interest) in the Company (whether voluntarily, involuntarily or by operation of law) in any manner contrary to the terms of this Agreement.
(b)    The Company shall not participate in the establishment of a secondary market for equity interests or the substantial equivalent thereof as defined in Treasury Regulation Section 1. 7704-1 (c) or the inclusion of any equity interests on such a market or on an established securities market as defined in Treasury Regulation Section 1. 7704-1 (b), nor shall the Company recognize any Transfer made on any of the foregoing markets or otherwise cause the Company to be a “publicly traded partnership” within the meaning of Section 7704 of the Code. In no event shall any Transfer cause any Member to cease to be in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by the Office of Foreign Assets Control, Department of the Treasury and any attempt to effect any such Transfer shall be void and of no effect and shall not bind the Company.
(c)    Any Transfer or purported Transfer made in violation of this Agreement shall be null and void and of no effect. In the case of an attempted Transfer of all or any portion of any Percentage Interest of the Company or any economic benefit or other interest therein that is not in compliance with Section 7, the Members engaging or attempting to engage in such Transfer shall indemnify and hold harmless the other Members and their respective officers, directors, affiliates, members, partners and employees from all cost, liability and damage that any of such indemnified persons may incur (including, without limitation, incremental tax liability and attorneys, fees and expenses) as a result of such Transfer or attempted Transfer and the enforcement of this indemnity.
(d)    Upon any Transfer permitted by this Section 7.1, the Transferee of such Member shall thereafter be deemed to succeed to all of the rights and obligations of such Member, and shall be substituted for such Member as applicable for all purposes hereunder.
7.2.    Allocations Between Transferor and Transferee. In the case of any Transfer, the Transferee will succeed to the Capital Account of the Transferor with respect to the Transferred Percentage Interest. The Net Income and Net Loss allocable in respect of the Transferred Percentage Interest will be determined, in the discretion of the Managing Member, based on a closing of the books method based on the effective date of the Transfer or, with BW’s consent (not be unreasonably withheld, conditioned or delayed), any other method permitted by the Code.
7.3.    Effect of Retirement, Withdrawal, Bankruptcy, Dissolution, Death, Etc. of a Member. The retirement, withdrawal, bankruptcy, dissolution, death, incapacity or adjudication of incompetency of a Member shall not dissolve the Company unless the remaining Members agree to dissolve the Company.
8.    INDEMNIFICATION OF MEMBERS.
8.1.    Member Exculpation and Indemnification.
(a)    None of the Managing Member, the Members or their respective Related Persons or any Related Person of the Company shall have any liability, responsibility or accountability in damages or otherwise to the Managing Member, any Member or the Company for, and the Company agrees to indemnify, pay, protect and hold harmless the Managing Member, the Members and their respective Related Persons and the Related Persons of the Company (collectively, the “Indemnified Parties”) from and against, any and all Damages which may be imposed on, incurred by, or asserted against the Indemnified Parties in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Company, on the part of the Indemnified Parties when acting on behalf of the Company or on the part of any brokers or agents when acting on behalf of the Company; provided, that a Member shall be liable, responsible and accountable for and shall indemnify and hold the Company harmless against, and the Company shall not be liable to a Member for, any portion of such Damages in connection therewith resulting from acts or omissions of such Member or Related Person which (x) were taken or omitted in bad faith or in breach of its fiduciary duties pursuant to the terms of this Agreement or (y) constituted intentional misconduct, fraud or gross negligence; provided, however, that such Member’s obligation to indemnify the Company hereunder as provided above shall be satisfied solely from (i) such Member’s interest in the Company, (ii) all distributions due such Member from the Company from the date of assertion of such claim for indemnification and (iii) any fidelity bond or insurance maintained by such Member in respect of the foregoing; and provided further, that nothing in this provision shall create personal liability on the part of any Member’s Related Persons. In any action, suit or proceeding against the Company or any Indemnified Party relating to or arising, or alleged to relate to or arise, out of any such action or non-action, the Indemnified Parties shall have the right to jointly employ, at the expense of the Company, counsel of the Indemnified Parties’ choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding, provided that if retention of joint counsel by the Indemnified Parties would create a conflict of interest, each group of Indemnified Parties which would not cause such a conflict shall have the right to employ, at the expense of the Company, separate counsel of the Indemnified Party’s choice, which counsel shall be reasonably satisfactory to the Company, in such action, suit or proceeding. The satisfaction of the obligations of the Company under this Section 8.1(a) shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof. Accordingly, with the intent that this Agreement and the contractual obligations set forth herein serve as the sole basis of establishing the governance obligations of the Members, the Managing Member, the Members and the Company agree that to the fullest extent permitted by the Act, fiduciary duties of Members are hereby eliminated, and implied covenants (other than the implied contractual covenant of good faith and fair dealing and the duty of loyalty) and other standards of conduct that are not expressly provided in this Agreement shall not apply and are hereby waived.
(b)    The provision of advances from the Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company; and (ii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 8.1(b) in cases in which such Indemnified Party would not be entitled to indemnification under Section 8.1(a). If advances are permissible under this Section 8.1(b), the Indemnified Party shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all reasonable amounts for which such Indemnified Party is entitled to indemnification under Section 8.1(a). The Company shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received by the Members and the Company’s rights to repayment of such amounts shall be secured by the Indemnified Party’s interest in the Company. In the event that a final determination is made that the Company is not so obligated in respect of any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Company is so obligated in respect to any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within 60 days of such final determination, in either case together with interest at the Prime Rate plus 2% from the date paid until repaid or the date it was obligated to be paid until the date actually paid.
8.2.    Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section 8 shall not be exclusive of any other right that a Member, the Managing Member, officer or other Person indemnified pursuant to this Section 8 may have or hereafter acquire by approval of the Managing Member. If the Managing Member, a Member, officer or other Person indemnified pursuant to this Section 8 is indemnified by a Third-Party Indemnitor for a loss covered by Section 8.1 or receives from a Third-Party Indemnitor expense reimbursement or advancement of an expense covered by Section 8.1, such Third-Party Indemnitor shall have a right of contribution and/or be subrogated to the rights of the Managing Member, officer or other Person under this Section 8 to recover such amount from the Company on the terms of this Section 8. The Company hereby agrees that it irrevocably waives, relinquishes and releases any Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect of any expense reimbursement or advancement of an expense covered by Section 8.1. The Company shall not be subrogated to any rights the Managing Member, officer or other Person may have against a Third-Party Indemnitor. The Managing Member, officer or other Person is not required to assert any claim for indemnification protection or expense reimbursement or advance against any Third-Party Indemnitor prior to asserting a claim against, or receiving an indemnification or expense reimbursement payment from, the Company. The Company and each of the Members acknowledges that any Third-Party Indemnitors are express third-party beneficiaries of the terms of this Section 8.2. To the extent that any Indemnified Party or Third-Party Indemnitor incurs any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever to which it is entitled to indemnification under Section 8.1(a) that in any way relates to, arises out of or, or is alleged to relate to or arise out of, any matter or circumstance to which the Company is entitled to indemnification pursuant to any agreement to which it is party, then such Indemnified Party or Third-Party Indemnitor shall, to the extent that the Company has not made any payment to such Indemnified Party (or Third-Party Indemnitor) in the amount of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursement incurred by such Indemnified Party, shall have a right of contribution and/or be subrogated to the rights of the Company under such agreement to recover such amount from such Person that is obligated to provide indemnification to the Company pursuant to the terms thereof.
9.    DURATION AND TERMINATION OF THE COMPANY.
9.1.    Dissolution and Termination of the Company.
(a)    The Company shall be dissolved and its business wound up upon the occurrence of any of the following events:

(i)    any event which would make unlawful under the laws of Delaware or the United States of America the continuing existence of the Company;
(ii)    the written approval by each of the Members;
(iii)    the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act;
(iv)    prior to the third anniversary of the date hereof, upon a written notice by BW (an “Early Termination Notice”);
(v)    on or after the third anniversary of the date hereof, upon a written notice by either BW or CLNY; or
(vi)    pursuant to Section 3.6.
(b)    In the event of the dissolution of the Company, there shall be an orderly liquidation of the Company Assets, unless the Members determine that an immediate sale of all or part of the Company Assets would cause undue loss to the Members, in which event (i) the liquidation may be deferred for a reasonable time except as to those assets necessary to satisfy the Company debts, or (ii) all or part of the Company Assets may be distributed in kind, subject to the provisions of and in the same manner as cash under the applicable provisions of this Section 9.1. If Company Assets are distributed in kind, the Capital Accounts of the Members shall be adjusted to reflect the gain or loss that would have been recognized by the Company if those assets had been sold for an amount equal to their Fair Market Value at the time of distribution; provided that the Fair Market Value of any CLNY Stock shall be deemed to be the arithmetic average of the TWAP of CLNY Stock for the five (5) trading days immediately prior to such distribution (the “Distribution Value”). The Managing Member shall inform BW of the method and the process for the liquidation and distribution of Company Assets in order to maximize the distributions to the Members.
(c)    Upon any dissolution of the Company, the Accountants shall prepare a statement setting forth the assets and liabilities of the Company as of the date of dissolution, and such statement shall be furnished to all Members.
(d)    In the event of liquidation of the Company Assets, and subject to the first sentence of Section 9.1(b) above, the Company Assets shall be liquidated as promptly as possible, and the Managing Member shall supervise such liquidation (and keep BW informed of the same), which shall be conducted in an orderly and business-like manner so as not to involve undue sacrifice, as the Managing Member shall determine in good faith. The proceeds thereof shall be applied and distributed in the following order of priority:
(i)    for the payment of the debts and liabilities of the Company (including any approved debts and liabilities owed to the Members and their Related Persons) and the expenses of liquidation;

(ii)    to the setting up of any reserves which the Managing Member reasonably may deem necessary for any contingent or unforeseen liabilities or obligations of the Company; provided that the Managing Member shall promptly inform BW of the establishment of any such reserve. Said reserves may be paid over by the Managing Member to an attorney-at-law, as escrowee, to be held by the Managing Member for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the Managing Member shall deem advisable, to distribute the balance of such reserves to the Members; and
(iii)    thereafter, to the Members pursuant to the waterfall set forth in Section 4.1.
(e)    No dissolution of the Company shall release or relieve the Members of their obligations under this Agreement.
9.2.    Provisions Cumulative. All provisions of this Agreement relating to the dissolution, liquidation and termination of the Company shall be cumulative to the extent not inconsistent with other provisions herein; that is, the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provision of this Agreement to the extent not inconsistent therewith.
10.    REPRESENTATIONS AND WARRANTIES
10.1.    Representations and Warranties of the Members. As of the date hereof, each Member represents and warrants to the Company and the other Members that such Member:
(a)    if the Member is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, or other entity, such Person is duly organized in the jurisdiction or its organization and is authorized to execute and deliver this Agreement;
(b)    has sufficient financial strength to hold its Percentage Interest as an investment and bear the economic risks of that investment (including possible complete loss of such investment);
(c)    by reason of its business or financial experience, or by reason of the business or financial experience of its financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any Affiliate of the Company, is capable of evaluating the risks and merits of an investment in the Company and of protecting its own interests in connection with this investment;
(d)    has been represented by, or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents hereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence;
(e)    has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to such Member of its Percentage Interest;
(f)    has acquired its Percentage Interest for its own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof; and no other Person has any direct or indirect beneficial interest in or right to such Percentage Interest;
(g)    has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any Person to sell, Transfer, or pledge all or any portion of its Percentage Interest; and has no current plans to enter into any such contract, undertaking, understanding, agreement, or arrangement;
(h)    has been afforded full and complete access to the books, financial statements, records, contracts, documents and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as it has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein;
(i)    it is (i) an “accredited investor” as defined in Regulation D of the Securities Act, (ii) a “qualified purchaser” under Section 3(c)(7) of the Investment Company Act of 1940, as amended, (iii) holding its Percentage Interest for its own account and not for the account of any other person and (iv) a “U.S. Person” as defined in Regulation S of the Securities Act;
(j)    (i) is in compliance in all material respects with all anti-money laundering laws, rules, regulations and orders of jurisdictions applicable to such Member (collectively, “AML Laws”), including without limitation, the USA PATRIOT Act, (ii) no proceeding by a Governmental Authority involving such Member, with respect to AML Laws, is currently pending or, to the knowledge of such Member, threatened, and (iii) is not required to be registered with the U.S. Department of the Treasury as a money services business, as such term is defined by federal law or regulation, nor is required to be registered or licensed as a money services business, money transmitter, or equivalent enterprise under the applicable law of any other jurisdiction;
(k)    (i) is not (x) a person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, (y) a person operating, organized or resident in a country or region which is itself the subject or target of any Sanctions (“Sanctioned Country”), or (z) any Person owned or controlled by any Person or Persons specified in subclauses (x) or (y) or otherwise the target of Sanctions (“Sanctioned Persons”), (ii) is in compliance with applicable Sanctions in all material respects and is not knowingly engaged in any activity that would reasonably be expected to result in such Member being designated as a Sanctioned Person, (iii) has implemented and maintains in effect and enforces policies and procedures reasonably designed to ensure compliance by such ember and its directors, officers, employees and agents with Sanctions applicable to such Persons, and (iv) is not engaged directly in any business or transactions with any Sanctioned Person or in any Sanctioned Country, or knowingly engaged in any indirect business or transactions with any Sanctioned Person or in any Sanctioned Country in any manner that would result in the violation of Sanctions;
(l)    (i) is in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and any other applicable anti-corruption or anti-bribery laws, and all rules and regulations promulgated thereunder (the “Anti-Corruption Laws”), (ii) has not, and none of its representatives or anyone acting on behalf of such Member has been, (w) charged with or convicted of violating any Anti-Corruption Laws (x) received any notice, request, or citation, or been made aware of any allegation, investigation (formal or informal), inquiry, action, charge, or proceeding with regard to a potential violation of any Anti-Corruption Law, (y) established or maintained any unrecorded or improperly recorded fund of corporate monies or other properties or assets or made any false entries on any books of account or other record for any purpose or (z) directly or indirectly, knowingly offered, paid, promised, or authorized, or caused to be offered, paid, promised, or authorized, any money, offer, gift, or other thing of value, regardless of form, to any Government Official, or to any Person while knowing or having reason to know that such Person has or will offer, pay, promise, or authorize, or cause to be offered, paid, promised, or authorized, any money, offer, gift, or other thing of value to any Government Official, in furtherance of, or with the intent or purpose of, (A) corruptly influencing any act or decision of such Government Official in his or her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of a lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to use his or her influence with a Governmental Authority, or instrumentality thereof, to affect or influence any act or decision of such Governmental Authority or instrumentality thereof, and (iii) has devised and implemented, and currently maintains, a system of internal controls reasonably designed to ensure compliance with all applicable Anti-Corruption Laws;
(m)    acknowledges that the issuance of Percentage Interests is being made privately by the Company in the United States pursuant to the private placement exemption from registration provided by Section 4(2) of the Securities Act;
(n)    it (i) was not formed for the purpose of investing in the Company; (ii) is not investing more than 40% of its total assets or committed capital, whichever is greater, in the Company; and (iii) allocates all items of income, gain, loss and deduction according to a single set of capital accounts, and does not permit its shareholders, members, partners, grantors, trustees or other beneficiaries or owners (or any other persons or entities having a relationship similar to the foregoing), as the case may be, to opt in or out of particular investments made by the Member; and
(o)    solely in the case of BW, Mr. Jason Aintabi, directly or indirectly, beneficially owns one hundred percent of the outstanding equity interests of BW, no such direct or indirect equity interests in BW have been pledged as collateral to lenders or any third party nor does any Person other than Mr. Aintabi derive any economic benefit or have an economic interest in the direct or indirect equity interests in BW.

11.    DEFINITIONS.
As used herein the following terms shall have the following respective meanings:
Accountant – means a nationally recognized firm of independent certified public accountants selected by the Members.
Act – as defined in Section 1.1.
Additional Member – as defined in the Introduction to this Agreement.
Affiliate – means, with reference to any Person, any other Person of which such Person is a member, director, officer, general partner or employee or any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.
Agreement – means this Limited Liability Company Agreement of the Company, as the same may be amended hereafter from time to time as provided herein.
Attorney-in-Fact – as defined in Section 12.1(a).
Available Cash – means all revenues of the Company (including the return received by the Company in consideration for the sale of any CLNY Stock and any dividends received by the Company in respect of CLNY Stock held by the Company) less any such amounts utilized to pay expenses and less reasonable reserves, as determined by the Managing Member in good faith taking into account the expected business needs of the Company. In any event, Available Cash shall not include any cash Capital Contributions.
Business Day – means any day other than a Saturday, a Sunday or a holiday on which commercial banks in the State of New York are closed.
Capital Accounts – as defined in Section 3.2(a).
Capital Contributions – means, as to any Member, the amount of cash and the Contribution Value of any CLNY Stock contributed to the capital of the Company by the Members.
Certificate of Formation – means the Company’s Certificate of Formation required to be filed with the Secretary of State of the State of Delaware in order to form the Company pursuant to Section 18-201 of the Act, as such Certificate of Formation may from time to time be amended.
Close Family Member – means, with respect to any Governmental Official, any immediate relative that is a spouse, civil union partner, parent, child, sibling, grandparent, or grandchild of such Governmental Official.
Code – means the Internal Revenue Code of 1986, as amended.

Company – as defined in the Introduction to this Agreement.
Company Assets – means all assets (including cash), whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.
Contribution Value – as defined in Section 3.1(a).
Damages – means any and all damages, losses, disbursements, suits, claims, liabilities, obligations, actions, judgments, suits, proceedings, fines, penalties, charges, amounts paid in settlement, expenses(including, without limitation, costs of investigation and reasonable attorneys’ fees and expenses), costs and other expenses of any kind or nature whatsoever arising out of or related to litigation and interest on any of the foregoing.
Distribution Value – as defined in Section 9.1(b).
Early Termination – as defined in Section 9.1(a)(iv).
Effective Date – as defined in the Introduction to this Agreement.
Exchange Act – means the Securities Exchange Act of 1934, as amended.
Fair Market Value – means, except as otherwise provided in this Agreement, as to any property on any date, the fair market value of such property on such date as determined in good faith by the Managing Member.
Governmental Authority – means any nation or government, any state or other political subdivision thereof and any other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
Government Official – means (i) any officer, director, or employee (elected, appointed, or career) of any Governmental Authority, or any person acting in an official capacity for or on behalf of any Governmental Authority, or any Close Family Member thereof; and (ii) any political party, party official, or candidate for political office, or any Close Family Member thereof.
Indemnified Parties – as defined in Section 8.1(a).
IRR – means, with respect to any Member, the cumulative internal rate of return of such Member, as of any date, where the internal rate of return for a Member shall be the annually compounded rate of return which results in the following amount having a net present value equal to zero, calculated in accordance with Microsoft Excel’s X-IRR feature or, if such program is no longer available, a substantially similar methodology chosen by the Managing Member in good faith: (i) representing positive cash flows, the aggregate amount of distributions to such Member; provided that in no circumstances shall any expenses reimbursed to such Member be included, and (ii) representing negative cash flows, the aggregate amount of Capital Contributions made by such Member pursuant to this Agreement on a cumulative basis through such date.
Managing Member – as defined in Section 5.2(d).

Members – as defined in the Introduction to this Agreement.
Net Income – means, with respect to any period, the net income, if any, of the Company for such period as determined for U.S. federal income tax purposes, provided that such income shall be increased by the amount of all income of the Company during such period that is exempt from U.S. federal income tax and decreased by the amount of all expenditures of the Company during such period which are not deductible in computing the Company’s income for U.S. federal income tax purposes and which do not constitute capital expenditures of the Company.
Net Loss – means, with respect to any period, the net loss, if any, of the Company for such period as determined for U.S. federal income tax purposes, provided that such loss shall be decreased by the amount of all income of the Company during such period that is exempt from U.S. federal income tax and increased by the amount of all expenditures of the Company during such period which are not deductible in computing the Company’s income for U.S. federal income tax purposes and which do not constitute capital expenditures of the Company.
Payment Notice – as defined in Section 3.1(a).
Percentage Interest – means the percentage interest of each Member of the Company, as set forth on Schedule A, as the same may be adjusted from time to time in accordance with this Agreement.
Person – means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.
Prime Rate – means the rate of interest identified as the prime rate in The Wall Street Journal (or, if The Wall Street Journal ceases publishing a prime rate or materially changes the criteria therefor, as reasonably determined by the Managing Member, “Prime Rate” shall mean the prime lending rate of Citibank, New York, New York).
Registration Statement – as defined in Section 4.1(c).
Related Person – as defined in Section 2.2.
Rule 144 – means Rule 144 promulgated under the Securities Act (or any successor provision promulgated by the SEC).
Sanctions – means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, or (ii) the European Union or Her Majesty’s Treasury of the United Kingdom.
SEC – means the United States Securities and Exchange Commission.
Securities Act – means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Subsidiary – means, with respect to any Person, all other Persons of which such Person owns, directly or indirectly, a majority of the voting capital stock or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person.
Tax Proceeding – as defined in Section 5.4.
Third-Party Indemnitor – means, with respect to each Indemnified Party, any Person (other than the Company or a Subsidiary thereof) that indemnifies or provides expense advancement or reimbursement to such Indemnified Party with respect to a loss that such Indemnified Party also has indemnification and/or expense reimbursement and/or advancement rights under Section 8.
Transfer – as defined in Section 7.1(a).
Transferee – means all Persons acquiring any equity interest (including any Percentage Interest) from a Member, as described in this Agreement, regardless of the method of Transfer.
Treasury Regulations – means the Income Tax Regulations promulgated under the Code.
TWAP – means, for any security as of any date, the time weighted average price for such security on the principal market on which such security trades during the period beginning at 9:30:00 a.m., New York time (or such other time as the principal market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the principal market publicly announces is the official close of trading). If the TWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the TWAP of such security on such date shall be the fair market value as determined in good faith by the Managing Member.
12.    MISCELLANEOUS.
12.1.    Reserved.
12.2.    Entire Agreement. This Agreement and the Cooperation Agreement, dated as of March 19, 2020, by and between BW and Colony Capital, Inc. (the “Cooperation Agreement”), together with the documents expressly referred to herein, each as amended or supplemented, constitutes the entire agreement among the parties with respect to the subject matter herein or therein. They supersede any prior agreement or understanding among the parties hereto.
12.3.    Amendments. This Agreement may be amended only by the written consent of all of the Members.
12.4.    Choice of Law. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT LIMITATION THEREOF, THE ACT, AS NOW ADOPTED OR AS MAY BE HEREAFTER

AMENDED) WITHOUT REFERENCE TO ANY CONFLICT OF LAW OR CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION, AND SHALL GOVERN THE LIMITED LIABILITY COMPANY ASPECTS OF THIS AGREEMENT.
12.5.    Successors and Assigns. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.
12.6.    Interpretation. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined and pronouns stated in the masculine, the feminine or neuter gender shall include the masculine, the feminine and the neuter.
12.7.    Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend or otherwise affect the scope or intent of this Agreement or any provision hereof.
12.8.    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement, or the application of such provision in jurisdictions or to Persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.
12.9.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. It shall not be necessary for all Members to execute the same counterpart hereof.
12.10.    Additional Documents. Subject to the provisions of this Agreement, each party hereto agrees to execute, with acknowledgment or affidavit, if required, any and all documents and writings which may be necessary or expedient in connection with the creation of the Company and the achievement of the Purpose, specifically including (a) any amendments to this Agreement and such certificates and other documents as the Members deem necessary or appropriate to form, qualify or continue the Company as a limited liability company in all jurisdictions in which the Company conducts or plans to conduct business and (b) all such agreements, certificates, tax statements, tax returns and other documents as may be required of the Company or its Members by the laws of the United States of America or any jurisdiction in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof; provided that this Section 12.10 shall not be deemed to limit in any way a party’s rights under this Agreement including under Section 5.9 or Section 12.3.
12.11.    Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the party claiming such waiver has occurred, provided that no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

12.12.    Notices. To be effective, unless otherwise specified in this Agreement, all notices and demands, consents and other communications under this Agreement must be in writing and must be given (a) by depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) by delivering the same in person and receiving a signed receipt therefor, (c) by sending the same by an internationally recognized overnight delivery service or (d) by email. For purposes of notices, demands, consents and other communications under this Agreement, the addresses of the Members shall be as set forth on Schedule A to this Agreement and the address of the Company shall be 515 Flower Street, 30th Floor, Los Angeles, California 90071, marked for attention of Director-Legal Department, clny-legal @clny.com. Notices, demands, consents and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given and made three (3) Business Days following the date so mailed. Notices, demands, consents and other communications given in accordance with the foregoing clauses (b) and (d) shall be deemed to have been given when sent. Notices, demands, consents and other communications given in accordance with the foregoing clause (c) shall be deemed to have been given when delivered. Any Member or its assignee may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required.
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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.
COMPANY:

CBW 2020, LLC

By: /s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: VP

MEMBERS:

CBW MM 2020, LLC

By: /s/ Ronald M. Sanders
Name: Ronald M. Sanders
Title: VP

BLACKWELLS CAPITAL LLC

By: /s/ Jason Aintabi
Name: Jason Aintabi
Title: CIO

[Signature page to Limited Liability Company Agreement]

SCHEDULE A
As of the Effective Date

Name and Address	Committed Capital Contribution	Percentage Interest

CBW MM 2020, LLC 515 Flower Street, 30th Floor Los Angeles, CA 90071 Attention: Director, Legal Department Email: legal@clny.com	$13,230,000	90%

Blackwells Capital LLC 800 Third Avenue, 39th Floor New York, New York 10022 Attention: Susie Fiscus Email: sfiscus@vandewater.com	$1,470,000	10%

A-1

SCHEDULE B
REGULATIONS REGARDING APPOINTMENT OF OFFICERS

RECITAL

WHEREAS, the Managing Member desires to appoint officers of the Company to exercise the power and authority with respect to the business and affairs of the Company as described below;

OFFICERS

RESOLVED, that the Company may have, at the discretion of the Managing Member, a Chief Executive Officer, a President, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and/or such other officers as may be appointed by the Managing Member. One person may hold two or more offices. The officers of the Company shall serve at the discretion of the Members. No officer shall be deemed a “manager” of the Company, as that term is defined in Section 18-101(10) of the Act, by reason of his or her appointment or by reason of his or her actions as an officer of the Company. Any officer may resign at any time by giving written notice to the Managing Member. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

DUTIES

RESOLVED, that the officers of the Company shall have the powers and authority described below:

CHIEF EXECUTIVE OFFICER. The Chief Executive Officer will be the chief executive officer of the Company and, subject to the supervision of the Managing Member, will have general management and control of the business and property of the Company in the ordinary course of its business with all powers with respect to general management and control reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge or suspend employees and agents and to suspend, with or without cause, any officer pending final action by the Members with respect to continued suspension, removal or reinstatement of such officer.

PRESIDENT. The President will have those powers and duties assigned to him or her by the Managing Member, or delegated by the Chief Executive Officer. The President will exercise the powers of the Chief Executive Officer during the absence or inability to act of the Chief Executive Officer.

EXECUTIVE VICE PRESIDENTS. Each Executive Vice President, if any, will have those powers and duties assigned to him by the Managing Member, or delegated by the Chief Executive Officer or the President. The Executive Vice Presidents, in the order designated by the Managing Member or, in the absence of such a designation, as determined by the length of time each has held the office of Executive Vice President, will exercise the powers of the Chief Executive Officer and President during the absence or inability to act of the Chief Executive Officer and President.

VICE PRESIDENTS. Each Vice President, if any, will have those powers and duties assigned to him by the Managing Member, or delegated by the Chief Executive Officer, President or Executive Vice President.

B-1

SECRETARY. Except as otherwise provided in these Regulations, the Secretary must keep the minutes of all meetings of the Managing Member and of any committee thereof, or consents in lieu of such meetings in the Company’s minute books and must cause notice of the meetings to be given when requested by any person authorized to call a meeting. The Secretary may sign with the Chief Executive Officer or the President, in the name of the Company, all contracts of the Company and affix the Company seal (if any) thereto. The Secretary may sign with the Chief Executive Officer or the President all Company Stock certificates, and he is in charge of the certificate books, share transfer records, stock ledgers and any other stock books and papers as the Managing Member may direct, all of which must, at all reasonable times, be open to inspection by any Member at the Company’s office during business hours. The Secretary will, in general, perform such other duties incident to the office of the Secretary, or as assigned by the Managing Member or delegated by the Chief Executive Officer or the President.

ASSISTANT SECRETARIES. Each assistant secretary, if any, of the Company will have those powers and duties assigned to him by the Managing Member or delegated by the Chief Executive Officer or the President. The Assistant Secretaries, in the order as designated by the Managing Member or, in the absence of such a designation, as determined by the length of time they have held the office of Assistant Secretary, will exercise the powers of the Secretary during the Secretary’s absence or inability to act.

TREASURER. The Treasurer will have the care and custody of all of the Company’s funds and must deposit them in such banks or other depositories as the Managing Member or any officer(s), or any officer and agent jointly, duly authorized by the Managing Member, direct or approve. He must keep a full and accurate account of all monies received and paid on account of the Company and must render a statement of his accounts whenever the Managing Member so requires. Except as otherwise provided by the Managing Member, he must perform all other necessary acts and duties in connection with the administration of the Company’s financial affairs and generally perform all the duties usually appertaining to the office of the Treasurer. Whenever required by the Managing Member, he must give bonds for the faithful discharge of his duties in such sums and with such securities as the Managing Member may approve. In the absence of the Treasurer, the person designated by the Chief Executive Officer or the President will perform his duties.

ASSISTANT TREASURERS. Each assistant treasurer, if any, of the Company will have those powers and duties assigned to him by the Managing Member, or delegated by the Chief Executive Officer or the President. The Assistant Treasurers, in the order as designated by the Managing Member or, in the absence of such a designation, as designated by the length of time they have held the office of Assistant Treasurer, will exercise the powers of the Treasurer during the Treasurer’s absence or inability to act.

COMPENSATION. The officers of the Company shall not be compensated for their services as the officers of the Company.

B-2

APPOINTMENT OF OFFICERS

RESOLVED, that the individuals listed below be, and they hereby are, elected to the offices of the Company set forth opposite their respective names, to serve in such capacities until removal or replacement by the Managing Member or resignation:

NAME            OFFICE
Thomas J. Barrack, Jr.            Chief Executive Officer
Mark M. Hedstrom    Vice President, Treasurer
Ronald M. Sanders    Vice President, Secretary
Donna L, Hansen    Vice President
Jenny B. Neslin    Vice President, Secretary

Any one of the Chief Executive Officer, President, Secretary, Treasurer or any Vice President, acting alone, is authorized to sign any and all contracts and documents of any kind and to bind the Company thereto.

B-3